Exhibit 99.1

Harmonic Announces CEO Succession

Nimrod Ben-Natan to Succeed Patrick Harshman as President & CEO, Effective June 11, 2024

Concludes Video Business Strategic Review Process

Updates First Quarter 2024 Revenue Guidance

SAN JOSE, Calif., April 8, 2024 /PRNewswire/ -- Harmonic (NASDAQ: HLIT) today announced that Patrick Harshman will retire as President and Chief Executive Officer, effective June 11, 2024. Nimrod Ben-Natan, currently Senior Vice President and General Manager of Harmonic’s Broadband business, has been appointed as Mr. Harshman’s successor by Harmonic’s Board of Directors. Mr. Harshman will work with the Board and Mr. Ben-Natan to ensure a smooth transition.

Mr. Ben-Natan joined Harmonic in 1996 as a software engineer to design and develop its first-generation video transmission platform. He has led Harmonic’s Broadband business as Senior Vice President and General Manager since 2012. Mr. Ben-Natan has been a key driving force in the advancement of next-generation broadband networks, and his visionary leadership has been instrumental in pioneering the development and widespread deployment of the Company’s Emmy award-winning cOSTM virtualized broadband technology.

“On behalf of the entire Board, I’d like to thank Patrick for his leadership and service to Harmonic, guiding the Company through multiple strategic transformations over the years. It has been a real pleasure to work with him all these years and we wish him success, good health and happiness in the next chapter of his life. We are pleased that his expertise will be available to support Nimrod and the Board in this transition,” said Patrick Gallagher, Chair of the Harmonic Board of Directors.

Gallagher continued, “As part of a thoughtful succession planning process, we conducted a comprehensive evaluation of both internal and external candidates with the support of a leading search firm. Nimrod was the standout – his leadership has been pivotal in the rapid growth of the Company’s groundbreaking and market-leading virtualized broadband access solutions. He is admired and respected by our employees and customers, and the Board is confident that his strategic vision, experience and business acumen will drive Harmonic’s future success.”

“Leading Harmonic has been the privilege of a lifetime and I am proud of what we have accomplished,” said Harshman. “Together, we strategically re-positioned the Company as a worldwide leader in next-generation broadband solutions and video streaming and delivery solutions, successfully expanding our customer base, international presence and product portfolio. Nimrod is ideally suited to lead Harmonic and our talented global team into its next chapter of innovation and growth.”

Exhibit 99.1

“I am energized and excited to step into the CEO position,” added Nimrod Ben-Natan. “I look forward to collaborating with the Board and our Harmonic team to build on the strong foundation we have established as we continue to revolutionize broadband networks and cloud streaming.”

Video Business Review Update
As previously announced in October 2023, Harmonic’s Board of Directors initiated a formal strategic review process to evaluate potential strategic alternatives for the Company’s Video business with the assistance of independent financial and legal advisors. After carefully evaluating a range of alternatives, the Board concluded its review and determined that current market conditions do not support its value creation objectives for the Video business.

The go-forward strategy for Harmonic’s Video business will be centered on driving profitable growth by focusing on scalable market opportunities, streamlining operations and optimizing its cost structure.

Consistent with its ongoing focus on value creation, the Board is always open to further opportunities and alternatives should they arise.

Updated Q1 2024 Revenue Guidance
Harmonic management expects total Company first quarter 2024 revenue to be in the range of $121 million to $123 million. Harmonic expects revenue between $78.5 million to $79.5 million for the Broadband segment and revenue between $42.5 million to $43.5 million for the Video segment.

Investor Day Planned for June 2024
The Company expects to host an Investor Day in mid-June 2024 to discuss its long-term strategy and growth plans for the Broadband and Video business units. Additional details including the specific date will be provided during the Company’s first quarter 2024 earnings call.

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Exhibit 99.1
About Harmonic
Harmonic (NASDAQ: HLIT), the worldwide leader in virtualized broadband and video delivery solutions, enables media companies and service providers to deliver ultra-high-quality video streaming and broadcast services to consumers globally. The company revolutionized broadband networking via the industry's first virtualized broadband solution, enabling cable operators to more flexibly deploy gigabit internet service to consumers' homes and mobile devices. Whether simplifying OTT video delivery via innovative cloud and software platforms, or powering the delivery of gigabit internet cable services, Harmonic is changing the way media companies and service providers monetize live and on-demand content on every screen. More information is available at www.harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our expectations regarding CEO succession, revenue, Company growth and innovation, and profitable growth of our Video business segment. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, in no particular order, the following: difficulties in transitioning management from Mr. Harshman to Mr. Ben-Natan, the market and technology trends underlying our Video and Broadband businesses will not continue to develop in their current direction or pace; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the impact of general economic conditions on our sales and operations; the mix of products and services sold in various geographies and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite, telco, broadcast and media industries; customer concentration and consolidation; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; losses of one or more key customers; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our cOS™ and VOS® product solutions; dependence on various broadband and video industry trends; inventory management; the lack of timely availability or the impact of increases in the prices of parts or raw materials necessary to produce our products; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; and the effect on our business of natural disasters. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2023, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Harmonic, the Harmonic logo and other Harmonic marks are owned by Harmonic Inc. or its affiliates. Any other trademarks referenced herein are the property of their respective owners.
CONTACTS:

Sarah Kavanagh	David Hanover, KCSA Strategic Communications
Public Relations	Investor Relations
+1 408-490-6607	+1 212-896-1220
sarah.kavanagh@harmonicinc.com	investor@harmonicinc.com
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